Exhibit 3.61

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:37 PM 04/23/2014
FILED 06:10 PM 04/23/2014
SRV 140509768 – 4171388 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
CSE PENNSYLVANIA HOLDINGS

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.           Name.  The Name of the Statutory Trust is CSE Pennsylvania Holdings (the “Trust”).

2.           Delaware Trustee.  The Certificate of Trust of the Trust is hereby amended by changing the name and principal place of business address of the Delaware trustee of the Trust to the following:

CSC Trust Company of Delaware
2711 Centerville Road, Suite 210
Wilmington, Delaware 19808
(New Castle County)

3.           Effective Date.  This Certificate of Amendment to Certificate of Trust shall be effective upon its filing with the Secretary of State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

CSE PENNSYLVANIA HOLDINGS, a Delaware Statutory Trust

By:	OHI ASSET (PA), LLC, a Delaware
limited liability company, its Managing
Trustee

	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and
Treasurer

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